Exhibit 99.1

RiceBran Technologies Reports 28% Increase in Second Quarter Revenue

Turnaround Continues with Year-Over-Year Improvement in All Key Financial Measures

Strong Growth in SRB Derivatives Sales to be Bolstered by New Products and New Distributor

Management Affirms Outlook for Continued Improvement in Operating and Financial Results

TOMBALL, Texas, August 3, 2021 — RiceBran Technologies (NASDAQ: RIBT), a global leader in the development and production of critical nutritional and functional ingredients derived from small and ancient grains for the healthy food, nutraceutical, pet care and animal feed markets, today announced financial results for the three and six months ended June 30, 2021.

Summary Results ($000s)	2Q2021	2Q2020	% Chg.		Qual	1H2021	1H2020	% Chg.		Qual
Revenue	$7,574	$5,903	+28%		Improved	$16,129	$14,233	+14%		Improved
Gross Profit (Loss)	$153	$(1,224)	NM		Improved	$825	$(1,629)	NM		Improved
Operating Loss	$(1,779)	$(3,839)	(54%	)	Improved	$(2,855)	$(6,794)	(58%	)	Improved
Net Loss	$(1,923)	$(3,949)	(51%	)	Improved	$(1,332)	$(6,982)	(81%	)	Improved
Adjusted EBITDA (Loss)*	$(828)	$(2,851)	(71%	)	Improved	$(987)	$(4,856)	(80%	)	Improved

* Reconciliation of GAAP to Non-GAAP measures follows.

Second Quarter 2021 Operating Highlights

“A 28% year-over-year increase in revenues and a 70% reduction in adjusted EBITDA losses, underpinned by improvements at every facility, signal the successful turnaround of our operations,” said RiceBran’s Executive Chairman Peter Bradley. “Continued strong demand for our SRB derivatives and the announcement today of our agreement with AIDP, a leading supplier to the supplement and nutraceutical markets, further validates our strategic shift to higher value-add specialty ingredients. With this important new relationship, an increased supply of raw materials, enhanced production capabilities, and the introduction of new products, we remain confident in our ability to generate continued growth as we transition to sustainable profitability.”

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Significant year-over-year improvement in financial results. Total revenue was $7.6 million in the second quarter of 2021, a 28% increase from the second quarter of 2020. Gross profit was $153,000 in the second quarter of 2021, compared to a gross loss of $1.2 million a year ago, and with a 16% year-over-year reduction in SG&A to $1.9 million, and the absence of last year’s asset disposal charges, operating losses in the quarter decreased to $1.8 million from $3.8 million a year ago, and net losses fell to $1.9 million from $3.9 million. Because of these improvements, adjusted EBITDA losses (non-GAAP) narrowed by $2.0 million year-over-year to $828,000 in the second quarter of 2021, from $2.9 million in the second quarter of 2020.

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AIDP agreement to expand market reach for SRB derivatives. With a renewed focus, sales of high value-add SRB derivatives grew over 30% year-over-year in the second quarter and have nearly doubled year-to-date. Announced today, RiceBran has formed a distribution agreement for these products with AIDP Inc. (“AIDP”), one of the leading suppliers of specialty ingredients into the supplement and nutraceutical markets. This relationship should expand the Company’s market reach for SRB derivatives significantly and drive continued strong revenue growth by supporting the full commercialization of these products.

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Expanding specialty ingredient focus with new product launches. RiceBran launched two new products in the second quarter of 2021, new versions of California-sourced SRB for use in powdered beverages, tablets, and capsules to complement our existing line of SRB derivatives for these applications, and a line of organic micronized rice hulls for flow aid and emulsion applications. Mix in the second half of 2021 should be positively impacted by higher levels of organic feedstock, and new formulations of SRB and SRB derivatives are in development. Success with these initiatives should support further product launches, continued revenue growth, and improved margins.

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New sales initiatives expected to further enhance results. During the quarter, RiceBran transitioned its sales team to a business-line focus with three key areas of emphasis; Value Added (SRB derivatives), Core-SRB, and Milled Grains. Each of these three groups is now headed by a dedicated Sales leader and supported by its own integrated team of customer service and quality assurance professionals. RiceBran expects this structure will lead to continued sales growth, higher levels of productivity, and improved margins, pushing the company forward in its transition to positive adjusted EBITDA (non-GAAP).

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Golden Ridge and MGI milling operation generate over 50% growth. Golden Ridge and MGI both generated over 50% year-over-year revenue growth in the second quarter of 2021. This was accomplished despite seasonal headwinds and a volatile raw material market, due to improved operations and a successful initiative to grow and diversify the customer base for both facilities. Golden Ridge’s operating performance continues to improve, and the facility’s bran room is now up and running, while MGI has commenced milling of specialty barley varieties and is benefiting from a growing customer base.

Second Quarter 2021 Financial Highlights

“Our turnaround is on track with significant year-over-year improvements in all key financial measures,” RiceBran’s CFO Todd Mitchell commented. “Revenue growth was supported by strong demand for SRB derivatives, and higher sales at both Golden Ridge and MGI despite seasonal pressures, volatility in raw materials costs, and some supply chain disruptions. We reduced adjusted EBITDA losses (non-GAAP) by over 70% from a year ago due to higher revenues, improvements in operation at every facility, and a 16% year-over-year reduction in SG&A. We expect further improvement in profitability in the second half of 2021, and we remain well-positioned to transition to positive adjusted EBITDA (non-GAAP) in the coming quarters.”

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Total revenue grew 28% year-over-year on higher sales of SRB derivatives and milled grains. Total revenue grew by $1.7 million to $7.6 million, compared to $5.9 million in the second quarter of 2020. Sales from all major business lines were up year-over-year, but the 28% increase in total revenue was principally driven by higher sales of SRB derivatives and a 50%-plus increase in quarterly revenues from both Golden Ridge and MGI. Total revenue was down by $1.0 million from $8.6 million in the first quarter of 2021 due to a seasonal pull back at Golden Ridge and MGI as the market prepared to transition from one crop year to the next.

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Gross profit was $153,000, up $1.4 million from gross losses of $1.2 million a year ago. Year-over-year improvement in gross profit was driven by lower losses at Golden Ridge, improved profitability for the company’s SRB businesses, both core-SRB and SRB derivatives, and growth and margin expansion at MGI. Gross profit declined from $672,000 in the first quarter of 2021 due to lower revenues, higher raw material costs from new supply contracts that will enhance our manufacturing footprint, and a seasonal narrowing of spreads in some milled grains we sell, exacerbated by negative weather trends.

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Quarterly SG&A was down 16% before the impact of last-year’s asset disposals. Quarterly SG&A declined 26% year-over-year to $1.9 million in the second quarter of 2021 from $2.6 million a year ago, including $308,000 in asset disposals last year. SG&A was up $192,000 from $1.7 million in the first quarter due to higher compensation expenses and increases in overall insurance rates. Combined with the year-over-year improvement in gross profit, quarterly operating losses narrowed to $1.8 million from $3.9 million a year ago, and net losses fell to $1.9 million from $3.9 million.

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Adjusted EBITDA (non-GAAP) losses drop $2.1 million from $2.9 million a year ago. Adjusted EBITDA losses (non-GAAP) narrowed to $828,000 in the second quarter of 2021, down from losses of $2.9 million a year ago due to higher revenue, the transition to positive gross profit, and a 16% decline in SG&A. Adjusted EBITDA losses (non-GAAP) increased from $159,000 in the first quarter of 2021 due to lower revenue and gross profit and higher SG&A. With higher revenues and more stable raw material costs, quarterly adjusted EBITDA losses should improve in the third and fourth quarters from second quarter levels.

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Balance Sheet is strong with $4 million in total cash and net debt (non-GAAP) of $198,000. The Company ended the second quarter of 2021 with $4.0 million in cash, down from $5.4 million at the end of the first quarter. The decline was driven by higher overall operating losses, a reduction in factored borrowing and commodities payable due to seasonal deceleration at Golden Ridge, and the timing of expenses and insurance payments for hurricane repairs to Lake Charles. Operating losses are expected to improve in the second half of 2021, and the Company believes it has sufficient reserves to operate to profitability.

Full Year 2021 Outlook and Objectives

“With our new relationship with AIDP, the enhanced focus of our sales team, and beginning of our product expansion, we accomplished what we set out to do in the quarter,” Mr. Bradley added. “We were pleased with the significant year-over-year improvement in financial results in the second quarter, and initial trends show some signs of acceleration in the third quarter as we move towards new crop. With higher revenues, quarterly adjusted EBITDA losses are expected to improve in the third and fourth quarters from second quarter levels, although reaching our goal of positive adjusted EBITDA before 2021 year-end may prove challenging. However, with expanded distribution, the launch of new products, and a more focus sales effort, we remain confident that we are on the path to sustainable growth and positive adjusted EBITDA.”

Conference Call Information

RiceBran Technologies will host a conference call today, Tuesday, August 3, at 4:30 p.m. Eastern Time to discuss these results. The call information is as follows:

●	Date: August 3, 2021
●	Time: 4:30 p.m. Eastern Standard Time
●	Toll Free Dial-in number for US/Canada: 844-369-8770
●	Dial-In number for international callers: 862-298-0840
●	Webcast: https://www.ricebrantech.com/investors

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. EST on August 3, 2021 until 11:59 p.m. EST on August 17, 2021 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 42240.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are global leader in the production and marketing of stabilized rice bran (SRB), and high value-added derivative products derived from SRB, as well as a processor of rice, rice co-products, and barley and oat products. We create and produce products utilizing proprietary processes to deliver improved nutrition, ease of use, and extended shelf-life, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran’s expectations regarding its future financial results, sales growth, Adjusted EBITDA (non-GAAP) improvements, and SG&A. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties, including the risks that operations are disrupted by the COVID-19 pandemic and timing of profitable operations. RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies’ filings with the Securities and Exchange Commission, including its most recent periodic reports.

Use of Non-GAAP Financial Information

We utilize “adjusted EBITDA” “Net Cash” and “Net Debt” as supplemental measures in our ongoing analysis of short term and long-term cash requirement and liquidity needs. Management uses adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to adjusted EBITDA).

The tables below contain a reconciliation of net loss (GAAP) and adjusted EBITDA (non-GAAP) for the three and six months ended June 30, 2021 and June 30, 2020, and for Net Cash (non-GAAP) and Net Debt (non-GAAP) for the periods ended June 30, 2021 and December 31, 2020. We do not provide a reconciliation of forward-looking net loss (GAAP) to adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net loss that are excluded from actual net loss in the table below.

Investor Contact

Rob Fink / Matt Chesler, CFA

FNK IR

ribt@fnkir.com

646.809.4048 / 646.809.2183

RiceBran Technologies
Consolidated Income Statement (GAAP)
(in $000, except per share amounts)

	3 Months Ended			6 Months Ended
	6/30/21	6/30/20	% Chg.	6/30/21	6/30/20	% Chg.

Revenue	$7,574	$5,903	28%	$16,179	$14,233	14%
Cost of Goods Sold	(7,421)	(7,127)	4%	(15,354)	(15,862)	(3%)
Gross Profit (Loss)	$153	$(1,224)	NM	$825	$(1,629)	NM
Gross Margin	2%	(21%)		5%	(11%)

Selling, General & Admin.	(1,933)	(2,307)	(16%)	(3,674)	(4,857)	(24%)
Gain (Loss) on PP&E	1	(308)	NM	(6)	(308)	(98%)
Operating Loss	$(1,779)	$(3,839)	(54%)	$(2,855)	$(6,794)	(58%)

Interest Expense	(120)	(68)	76%	(231)	(106)	118%
Gain on extinguishment of PPP debt	-	-	NM	1,792	-	NM
Other Expense	(24)	(42)	(43%)	(37)	(82)	(55%)
Loss Before Income Taxes	(1,923)	(3,949)	(51%)	(1,331)	(6,982)	(81%)

Income Taxes	-	-	NM	(1)	-	NM
Net Loss	$(1,923)	$(3,949)	(51%)	$(1,332)	$(6,982)	(81%)

Basic & Diluted Loss per Share:	$(0.04)	$(0.10)	(60%)	(0.03)	(0.17)	(82%)

Weighted Average Shares Outstanding:
Basic & Diluted	45,864	40,052	15%	45,750	40,008	14%

RiceBran Technologies
EBITDA and Adjusted EBITDA Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	3 Months Ended			6 Months Ended
	6/30/21	6/30/20	% Chg.	6/30/21	6/30/20	% Chg.

Net Loss	$(1,923)	$(3,949)	(51%)	$(1,332)	$(6,982)	(81%)
Gain on PPP debt (exclusion)	-	-	NM	(1,792)	-	NM
Interest Expense	120	68	76%	231	106	118%
Depreciation and Amortization	656	636	3%	1,321	1,274	4%
EBITDA	$(1,147)	$(3,245)	(65%)	$(1,572)	$(5,602)	(72%)

Other Expense	24	42	(43%)	37	82	(55%)
Share-Based Compensation	295	352	(16%)	548	664	(17%)
Adjusted EBITDA	$(828)	$(2,851)	(71%)	$(987)	$(4,856)	(80%)

RiceBran Technologies
Consolidated Statement of Cash Flows
(in $000)

	3 Months Ended		6 Months Ended
	6/30/21	6/30/20	6/30/21	6/30/20
Cash Flow from Operations
Net Loss	$(1,923)	$(3,949)	$(1,332)	$(6,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	607	578	1,219	1,157
Amortization	49	58	102	117
Share-Based Compensation	295	352	548	664
Loss on disposition / involuntary conversion of PP&E	-	-	6	308
Gain on extinguishment of PPP debt	-	-	(1,792)	-
Other	39	280	15	(107)
Changes in operating assets and liabilities
Accounts Receivable	1,070	2,405	262	1,090
Inventories	(342)	(93)	42	(1,111)
Accounts Payable	(311)	(432)	197	(201)
Commodities Payable	(512)	(1,739)	44	(631)
Other	(387)	(497)	(727)	(675)
Net Cash Flow from Operations	$(1,415)	$(3,037)	$(1,416)	$(6,371)

Cash Flow from Investing
Purchases of PP&E	(215)	(622)	(540)	(843)
Proceeds from insurance on involuntary conversion	263	-	263	-
Net Cash Flow from Investing	$48	$(622)	$(277)	$(843)

Cash Flow from Financing
Proceeds from Warrants Exercised	$171	$12	$171	$12
Net Change in Debt	$(212)	$1,477	269	2,105
Net Cash Flow from Financing	$(41)	$1,489	$440	$2,117

Net Change in Cash	$(1,408)	$(2,170)	$(1,253)	$(5,097)

BOP Cash Balance	5,418	5,517	5,263	8,444
Net Change in Cash	(1,408)	(2,170)	(1,253)	(5,097)
EOP Cash Balance	$4,010	$3,347	$4,010	$3,347

RiceBran Technologies
Consolidated Balance Sheets
(in $000)

	Period Ended
	6/30/21	12/31/20
Assets

Cash and Cash Equivalents	$4,010	$5,263
Accounts Receivable, net	2,556	2,819
Inventories	1,836	1,878
Other Current Assets	1,844	1,380
Total Current Assets	$10,246	$11,340

PP&E, Net	15,588	16,367
Operating Lease right-of-use assets	2,291	2,452
Goodwill & Intangibles	4,535	4,637
Total Assets	$32,660	$34,796

Liabilities and Shareholders' Equity

Accounts Payable	$796	$955
Commodities Payable	869	825
Accruals	1,310	1,137
Leases, Current	449	426
Debt, Current	4,159	2,483
Total Current Liabilities	$7,583	$5,826

Leases, Not Current	2,221	2,443
Debt, Not Current	49	3,107
Total Liabilities	$9,853	$11,376

Preferred Stock	112	112
Common Stock	322,937	322,218
Accumulated Deficit	(300,242)	(298,910)
Total Shareholders’ Equity	$22,807	$23,420

Total Liabilities and Shareholders’ Equity	$32,660	$34,796

RiceBran Technologies
Net-Cash and Net Debt Reconciliation (Unaudited) (Non-GAAP)
(in $000)

	Period Ended
	6/30/21	12/31/20

Cash and Cash Equivalents	$4,010	$5,263
Less: Total Debt, Current and Non-current	4,208	5,590
Net Cash (Debt)	$(198)	$(327)